Exhibit 99.1

NeoGenomics Reports 18% Revenue Growth to $126 Million
in the Fourth Quarter

Fourth-Quarter 2020 Results and Highlights:
•Consolidated revenue increased 18% to $126 million
•Clinical Services revenue increased 14% to $107 million
•Pharma Services revenue increased 43% to $19 million
•Pharma Services backlog increased 60% to $209 million

Ft. Myers, Florida - February 24, 2021 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today announced fourth-quarter and full-year 2020 results for the period ended December 31, 2020.
Douglas M. VanOort, the company’s Chairman and CEO said “2020 was a remarkable year for NeoGenomics, and one that obviously no one could have prepared for or anticipated. We are proud of the outstanding NeoGenomics team for responding and excelling in this most challenging environment. They never wavered from delivering high-quality results for the physicians and patients we serve.
We are also proud of our financial performance, as Fourth Quarter revenue increased 18% year-over-year to a record $126 million. For the first time since the pandemic began, we saw year-over-year growth in all of our core divisions. As the pandemic subsides, we believe that growth will recover steadily back to our longer-term growth targets, and we remain highly confident in the strength of our core oncology business and long-term growth opportunities.
Although I have made the decision to retire as CEO of NeoGenomics after 12 years, I believe that our company’s future has never been brighter. Mark Mallon is an incredible leader and we are very excited to be able to attract an executive of his caliber to execute towards our goal of becoming the world’s leading oncology diagnostics and information company.”
Fourth-Quarter Results
Consolidated revenue for the fourth quarter of 2020 was $126 million, an increase of 18% over the same period in 2019. Clinical Services revenue increased year-over-year by 14% to $107 million, primarily driven by COVID-19 Polymerase Chain Reaction (“PCR”) testing revenue of $9 million. Clinical test volume(1) increased by 5% year-over-year. Average revenue per clinical test (“revenue per test”) was flat at $369 when compared to the fourth quarter of 2019. Pharma Services revenue grew by 43% to $19 million compared to the fourth quarter of 2019, primarily driven by an increase in research and informatics.
Gross profit increased by $7.5 million, or 15.1%, compared to the fourth quarter of 2019, to $57.5 million. This increase was the result of higher test volume.
Operating expenses increased by $4 million, or 9%, compared to the fourth quarter of 2019, reflecting investments in informatics, growth initiatives and costs associated with the integration of HLI-Oncology.
Net income for the fourth quarter was $15 million compared to $6 million in the fourth quarter of 2019.
Adjusted EBITDA(2) was $18 million compared to $14 million in the fourth quarter of 2019. Adjusted Net Income(2) was $17 million compared to $11 million in the fourth quarter of 2019.
Cash and cash equivalents, including restricted cash, was $251 million and short-term marketable securities were $68 million. Days sales outstanding (“DSO”) was 78 days at the end of the fourth quarter of 2020.
Full-Year Results

Consolidated revenue for 2020 was $444 million, an increase of 9% over 2019. This increase was primarily driven by COVID-19 PCR testing revenue of approximately $28 million and growth in our Pharma Services segment. Net income for 2020 was $4 million compared to net income of $8 million in 2019. Adjusted EBITDA(2) for 2020 was $35 million compared to $57 million in 2019. Adjusted Net Income(2) for 2020 was $17 million compared to $32 million in 2019.
Subsequent Event
On January 11, 2021, the Company closed on concurrent underwritten public offerings of its common stock and 0.25% convertible senior notes due 2028. The net proceeds from these offerings were approximately $553 million after deducting the underwriting discounts, commissions and estimated offering expenses. The Company used $29 million of the net proceeds from the offerings to enter into capped call transactions. The Company intends to use the remaining net proceeds from the offerings for general corporate purposes and/or to acquire or invest in complementary businesses and technologies.
____________________

(1) Clinical tests exclude requisitions, tests, revenue and costs for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss its fourth quarter results on Wednesday, February 24, 2021 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EDT on March 10, 2021, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 39893. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on February 24, 2022.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.
Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2020. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.
For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com
Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$228,713	$173,016
Marketable securities, at fair value	67,546	—
Accounts receivable, net	106,843	94,242
Inventories	29,526	14,405
Prepaid assets	11,547	6,327
Other current assets	4,555	2,748
Total current assets	448,730	290,738
Property and equipment (net of accumulated depreciation of $92,895 and $68,809, respectively)	85,873	64,188
Operating lease right-of-use assets	45,786	26,492
Intangible assets, net	120,653	126,640
Goodwill	211,083	198,601
Restricted cash	21,919	—
Prepaid lease asset	20,229	—
Investment in non-consolidated affiliate	29,555	—
Other assets	4,503	2,847
Total non-current assets	539,601	418,768
TOTAL ASSETS	$988,331	$709,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$65,375	$50,091
Current portion of equipment financing obligations	2,841	10,432
Current portion of operating lease liabilities	4,967	3,381
Total current liabilities	73,183	63,904
Convertible senior notes, net	168,120	—
Operating lease liabilities	42,296	24,034
Term loan, net	—	91,829
Deferred income tax liabilities, net	5,415	15,566
Other long-term liabilities	5,023	6,765
Total long-term liabilities	220,854	138,194
TOTAL LIABILITIES	$294,037	$202,098

TOTAL STOCKHOLDERS' EQUITY	694,294	507,408
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$988,331	$709,506

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
NET REVENUE
Clinical Services	$106,738	$93,405	$382,337	$361,161
Pharma Services	19,259	13,463	62,111	47,669
Total net revenue	125,997	106,868	444,448	408,830

COST OF REVENUE	68,544	56,945	258,555	211,994

GROSS PROFIT	57,453	49,923	185,893	196,836
Operating expenses:
General and administrative	36,709	33,220	143,794	127,993
Research and development	2,100	2,080	8,229	8,487
Sales and marketing	13,105	12,302	47,862	47,350
Total operating expenses	51,914	47,602	199,885	183,830
INCOME (LOSS) FROM OPERATIONS	5,539	2,321	(13,992)	13,006
Interest expense, net	2,194	380	7,019	3,713
Other (income) expense, net	(4,222)	(494)	(11,861)	4,630
Loss on extinguishment of debt	—	—	1,400	1,018
Loss on termination of cash flow hedge	—	—	3,506	—
Income (loss) before taxes	7,567	2,435	(14,056)	3,645
Income tax (benefit) expense	(7,850)	(3,861)	(18,228)	(4,361)
NET INCOME	$15,417	$6,296	$4,172	$8,006

NET INCOME PER SHARE
Basic	$0.14	$0.06	$0.04	$0.08
Diluted	$0.13	$0.06	$0.04	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	111,200	104,393	108,579	100,470
Diluted (3)	114,236	107,816	111,794	103,615
_________________
(3) Although the Company is in an income position for the three months and the year ended December 31, 2020, the effect of the if-converted impact of convertible notes on both net income and weighted average diluted common shares outstanding would be anti-dilutive and therefore neither were adjusted for this effect.

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,172	$8,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,904	20,346
Amortization of intangibles	9,817	9,925
Non-cash stock-based compensation	10,212	10,000
Non-cash operating lease expense	6,168	5,635
Amortization of convertible debt discount	4,358	—
Amortization of debt issuance costs	165	390
Loss on debt extinguishment	1,400	1,018
Loss on termination of cash flow hedge	3,506	—
Unrealized gain on investment in non-consolidated affiliate, net	(3,955)	—
Other non-cash items	1,460	472
Changes in assets and liabilities, net:	(61,747)	(32,423)
Net cash provided by operating activities	$1,460	$23,369
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(73,101)	—
Proceeds from sales and maturities of marketable securities	5,356	—
Purchases of property and equipment	(29,096)	(20,029)
Business acquisition	(37,000)	—
Investment in non-consolidated affiliate	(25,600)	—
Acquisition working capital adjustment	—	399
Net cash used in investing activities	$(159,441)	$(19,630)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of revolving credit facility	—	(5,000)
Repayment of equipment financing obligations	(5,615)	(7,201)
Proceeds from term loan	—	100,000
Repayment of term loan	(97,540)	(99,250)
Cash flow hedge termination	(3,317)	—
Payments of debt issuance costs for term loan	—	(1,059)
Issuance of common stock, net	20,310	11,202
Proceeds from issuance of convertible debt, net of issuance costs	194,466	—
Proceeds from equity offering, net of issuance costs	127,293	160,774
Net cash provided by financing activities	$235,597	$159,466
Net change in cash and cash equivalents	$77,616	$163,205

Cash and cash equivalents, beginning of year	173,016	9,811
Cash, cash equivalents and restricted cash, end of year	$250,632	$173,016

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$228,713	$173,016
Restricted cash	21,919	—
Total cash, cash equivalents and restricted cash	$250,632	$173,016

Use of Non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with GAAP and include the use of certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income (loss) from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) non-cash impairments of intangible assets, (v) and other significant non-recurring or non-operating (income) or expenses. If GAAP net income is negative and Adjusted Net Income is positive, adjusted diluted net income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the Adjusted Net Income and weighted average diluted common shares outstanding would be anti-dilutive.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as Adjusted Net Income divided by adjusted diluted shares outstanding. If GAAP net income is negative and Adjusted Net Income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
NET INCOME (GAAP)	$15,417	$6,296	$4,172	$8,006
Adjustments to net income:
Interest expense, net	2,194	380	7,019	3,713
Amortization of intangibles	2,430	2,443	9,817	9,925
Income tax benefit	(7,850)	(3,861)	(18,228)	(4,361)
Depreciation of property and equipment	7,199	5,146	25,904	20,346
EBITDA (non-GAAP)	19,390	10,404	28,684	37,629

Further Adjustments to EBITDA:
Acquisition and integration related expenses	220	1,052	2,073	3,195
Loss on extinguishment of debt	—	—	1,400	1,018
Other significant non-recurring (income) expenses (4)	(4,026)	(134)	(7,527)	5,375
Non-cash, stock-based compensation	2,675	2,273	10,212	10,000
ADJUSTED EBITDA (non-GAAP)	$18,259	$13,595	$34,842	$57,217
_________________

(4) Other significant non-recurring (income) expenses includes grant income received related to the CARES Act, net unrealized gain on investment in non-consolidated affiliate, cash flow hedge termination fees, and other non-recurring items.

Reconciliation of GAAP Net Income to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2020	2019	2020	2019
NET INCOME (GAAP)	$15,417	$6,296	$4,172	$8,006

Adjustments to net income, net of tax:
Amortization of intangibles	1,920	1,930	7,755	7,841
Non-cash stock-based compensation	2,215	1,971	8,448	8,910
Acquisition and integration related expenses	174	831	1,638	2,500
Other significant non-recurring (income) expenses (5)	(3,181)	(106)	(5,946)	4,247
Loss on extinguishment of debt	—	—	1,106	804
ADJUSTED NET INCOME (non-GAAP)	$16,545	$10,922	$17,173	$32,308

NET INCOME (LOSS) PER COMMON SHARE
Diluted EPS (GAAP)	$0.13	$0.06	$0.04	$0.08
Adjustments to diluted income per share:
Amortization of intangibles	0.02	0.02	0.07	0.08
Non-cash stock-based compensation	0.02	0.02	0.08	0.09
Acquisition and integration related expenses	—	0.01	0.01	0.02
Other significant non-recurring (income) expenses	(0.03)	—	(0.05)	0.04
Loss on extinguishment of debt	—	—	0.01	0.01
Rounding and impact of additional diluted shares included in adjusted diluted shares (6)	—	(0.01)	(0.01)	(0.01)
ADJUSTED DILUTED EPS (non-GAAP)	$0.14	$0.10	$0.15	$0.31

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING:
Diluted common shares (GAAP)	114,236	107,816	111,794	103,615
Dilutive effect of options, restricted stock, and converted shares(7)	—	—	—	—
ADJUSTED DILUTED SHARES OUTSTANDING (non-GAAP)	114,236	107,816	111,794	103,615
________________

(5) Other significant non-recurring (income) expenses includes grant income received related to the CARES Act, net unrealized gain on investment in non-consolidated affiliate, cash flow hedge termination fees, and other non-recurring items.
(6) This adjustment is for rounding and, in those periods in which GAAP Net Income is negative and Adjusted Net Income is positive, also compensates for the effects of additional diluted shares included in Adjusted Diluted Shares Outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP Net Income is negative and Adjusted Net Income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Clinical Services:
Clinical Revenue	$106,738	$93,405	14.3%	$382,337	$361,161	5.9%
Cost of revenue	57,242	49,054	16.7%	215,529	185,612	16.1%
Gross profit	$49,496	$44,351	11.6%	$166,808	$175,549	(5.0)%
Gross margin	46.4%	47.5%		43.6%	48.6%

Pharma Services:
Pharma Revenue	$19,259	$13,463	43.1%	$62,111	$47,669	30.3%
Cost of revenue	11,302	7,891	43.2%	43,026	26,382	63.1%
Gross profit	$7,957	$5,572	42.8%	$19,085	$21,287	(10.3)%
Gross margin	41.3%	41.4%		30.7%	44.7%

Supplemental Information
Clinical(8) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Clinical(8):
Requisitions (cases) received	153,170	145,679	5.1%	559,420	573,085	(2.4)%
Number of tests performed	265,391	252,374	5.2%	976,069	987,539	(1.2)%
Average number of tests/requisition	1.73	1.73	—%	1.74	1.72	1.2%

Average revenue/requisition	$639	$641	(0.3)%	$634	$630	0.6%
Average revenue/test	$369	$370	(0.3)%	$363	$366	(0.8)%

Average cost/requisition	$342	$337	1.5%	$356	$324	9.9%
Average cost/test	$197	$194	1.5%	$204	$188	8.5%

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(8) Clinical tests exclude requisitions, tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests.